WINSTAR*                                                       Exhibit 99.2


       CONTACTS:
       Financial Community                               Press
       Michelle Davis                                    Laura Abbott
       Manager of Investor Relations                     (212) 584-4076
       (212) 584-4053                                    labbott@winstar.com


                WINSTAR COMPLETES $175 MILLION PRIVATE PLACEMENT
                               OF PREFERRED STOCK

NEW YORK - DECEMBER 22, 1997, WINSTAR COMMUNICATIONS, INC.
(NASDAQ-WCII) said today that it has completed its previously announced $175 million Rule 144A institutional private placement of Senior Cumulative Exchangeable Preferred Stock, as scheduled. The offering was placed by Salomon Smith Barney and Credit Suisse First Boston. The Exchangeable Preferred Stock is not convertible and there is no common equity associated with this offering.

WinStar Communications, Inc. is a national local communications company, serving business customers, long-distance carriers, fiber-based competitive access providers, mobile communications companies, local telephone companies, and other customers with broadband local communications needs. The company provides its Wireless Fiber(sm) services using its licenses in the 38 GHz spectrum. The company also provides long-distance, Internet and information services.

WinStar is a registered trademark and Wireless Fiber is a service mark of WinStar Communications, Inc.










                           WinStar Communications Inc.
                 230 Park Avenue, Suite 2700, New York, NY 10159
                        Tel 212 584-4000 Fax 212 867 1565


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